UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2013

ORAMED PHARMACEUTICALS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50298	98-0376008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Hi-Tech Park 2/5 Givat Ram, PO Box 39098, Jerusalem, Israel		91390
(Address of Principal Executive Offices)		(Zip Code)

+972-2-566-0001
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 7, 2013, the registrant’s board of directors appointed Joshua Hexter, age 42, as Chief Operating Officer, effective April 14, 2013 (the “Effective Date”).

Since 2007, Mr. Hexter was a Director or Executive Director in BioLineRx Ltd. (TASE: BLRX) (“BioLine”), a biopharmaceutical development company dedicated to identifying, in-licensing and developing innovative therapeutic candidates.   Prior to his employment with BioLine, Mr. Hexter was a member of the board of directors and CEO of Biosensor Systems Design, Inc., a company developing market-driven biosensors. Mr. Hexter holds a bachelor’s degree from the University of Wisconsin and a master’s degree in management from Boston University.

Mr. Hexter will be employed pursuant to an employment agreement (the “Employment Agreement”) with the registrant’s wholly-owned Israeli subsidiary, Oramed Ltd. (the “Subsidiary”). Pursuant to the Employment Agreement, Mr. Hexter’s monthly salary shall equal a gross monthly amount of NIS 38,500.  The Subsidiary further agreed to grant, subject to the approval of the board of directors of the registrant, Mr. Hexter options to purchase 100,800 shares of the registrant’s common stock at exercise prices per share equal to the market price of the registrant’s common stock on the Effective Date, but not less than $6.00 (without regard to vesting) per share.

A copy of the Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the employment terms of Mr. Hexter is a summary only and is qualified in its entirety by reference to Exhibit 10.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

10.1	Employment Agreement, dated April 14, 2013, between Oramed Ltd. and Joshua Hexter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Nadav Kidron
Chief Executive Officer

Date: April 16, 2013